Exhibit 5.1

OFFICES Wells Fargo Capitol Center Suite 2300 Raleigh, North Carolina 27601	June 2, 2014	MAILING ADDRESS P.O. Box 2611 Raleigh, North Carolina 27602-2611 TELEPHONE: (919) 821-1220 FACSIMILE: (919) 821-6800

Oxygen Biotherapeutics, Inc.
ONE Copley Parkway
Suite 490
Morrisville, NC 27560

Re: Oxygen Biotherapeutics, Inc. Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel for Oxygen Biotherapeutics, Inc., a Delaware corporation (the “Company”), in connection with the preparation of a registration statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), relating to the registration of 3,960,000 shares of the Company’s common stock, par value $0.0001 per share (the “Shares”), for issuance under the Company’s 1999 Amended Stock Plan, as amended (the “Plan”).

This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K under the Act.

We have examined the Certificate of Incorporation of the Company, as amended, the Bylaws of the Company, the written consents and resolutions of the Board of Directors of the Company relating to the approval of the Plan and the authorization, and issuance, of the Shares, the proxy statement for the 2011 annual stockholders’ meeting and 2014 special stockholders’ meeting, the certificate of Inspector of Elections of the 2011 annual stockholders’ meeting and 2014 special stockholders’ meeting, and such other corporate documents, records and proceedings, minutes, consents, actions and resolutions as we have deemed necessary for purposes of this opinion.  In our examination, we have assumed the legal capacity of all natural persons, genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conforming to originals of all documents submitted to us as copies, and the authenticity of originals of such latter documents.  We have also considered such matters of law and fact as we in our professional judgment, have deemed appropriate to render the opinion contained herein.  As to certain factual matters, and without investigation or analysis of any underlying data contained therein, we have also relied upon oral or written statements of public officials, and officers and other representatives of the Company, whom we believe to be responsible, in rendering the opinion set forth below.

Based on and subject to the foregoing and the further assumptions, limitations and qualifications hereinafter expressed, it is our opinion that that the Shares have been duly authorized and, when issued and duly delivered against payment therefor in accordance with the Plan as described in the Registration Statement and upon either (a) the countersigning of the certificates representing the Shares by a duly authorized signatory of the registrar for the Company’s common stock, or (b) the book entry of the Shares by the transfer agent for the Company’s common stock, will be validly issued, fully paid and non-assessable.

Our opinion is limited to the Delaware General Corporation Law and we express no opinion as to the laws of any other jurisdiction.  Our opinion has been prepared in accordance with the customary practice of lawyers who regularly give and lawyers who regularly advise recipients regarding opinions of this kind.  Our opinion does not extend to compliance with federal or state securities laws relating to the sale of the Shares.

Our opinion is as of the date hereof, and we do not undertake to advise you of matters that might come to our attention subsequent to the date hereof which may affect our opinion expressed herein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to us in the Registration Statement and any amendments thereto.  Such consent shall not be deemed to be an admission that our firm is within the category of persons whose consent is required under Section 7 of the Act or the regulations promulgated pursuant to the Act.

Sincerely yours,

/s/ Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P.

SMITH, ANDERSON, BLOUNT, DORSETT,
      MITCHELL & JERNIGAN, L.L.P.